Exhibit 4.6



THIS WARRANT AND THE SHARES ISSUABLE UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE IN RELIANCE UPON EXEMPTIONS PROVIDED UNDER THE SECURITIES ACT. ACCORDINGLY, THIS WARRANT MAY NOT BE SOLD, TRANSFERRED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED. IN ADDITION, THE WARRANT MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED FOR A PERIOD OF ONE YEAR FROM THE DATE HEREOF EXCEPT TO OFFICERS OR PARTNERS OF SECURITY RESEARCH ASSOCIATES, INC.


                   SEEQ TECHNOLOGY INCORPORATED

                 WARRANT TO PURCHASE COMMON STOCK

                       Dated August 4, 1993



          SEEQ Technology Incorporated (the "Company") certifies that, for valuable consideration, receipt of which is hereby acknowledged, the Holder is entitled to purchase from the Company a number of shares of the Company's Common Stock set forth in Section 1(h) hereof (the "Shares") at the purchase price set forth in
Section 1(e) hereof.

          This Warrant and the Common Stock issuable upon exercise hereof are subject to the terms and conditions hereinafter set forth:

          1. DEFINITIONS. As used in this Warrant, the following terms shall have the following meanings:

               (a) "Common Stock" - Common Stock, par value $.01, of the Company

               (b)  "Company" - SEEQ Technology Incorporated, a
Delaware corporation

               (c)  "Effective Date" - July 22, 1993

               (d)  "Holder" - Security Research Associates, Inc.
or any transferee thereof

               (e)  "Purchase Price" - $1-1/16 per share

               (f) "Subscription Form" - the form attached to this Warrant as Exhibit "A"

               (g) "Warrant" - this Warrant and any warrants delivered in substitution or exchange therefor as provided herein

               (h)  "Shares" - up to 276,000 Shares

               (i)  "Expiration Date" - July 31, 1998

          2.   EXERCISE AND CONVERSION.

               (a) TIME OF EXERCISE AND CONVERSION. This Warrant may be exercised in whole or in part (but not as to a fractional share) at the office of the Company, at any time or from time to time, commencing on the Effective Date; provided, however, that this Warrant shall expire and be null and void if not exercised in the manner herein provided by 5:00 p.m., Pacific Standard time, on the Expiration Date.

               (b)  MANNER OF EXERCISE AND CONVERSION.

                    (i)  This Warrant is exercisable at the
Purchase Price, payable in cash or by certified check, payable to the order of the Company, subject to adjustment as provided in
Section 3 hereof. Upon surrender of this Warrant with the annexed Subscription form duly executed, together with payment of the Purchase Price for the Shares purchased (and any applicable transfer taxes) at the Company's principal executive offices, the Holder shall be entitled to receive a certificate or certificates for the Shares so purchased.

                    (ii) The Holder, at its option, may elect to convert this Warrant directly into shares of Common Stock without payment of the Purchase Price (the "Conversion Right"). Upon exercise of the Conversion Right, the Company shall deliver to the Holder (without payment of any Purchase Price) that number of shares of Common Stock equal to the quotient obtained by dividing
(x) the value of the Warrant at the time of surrender (determined by subtracting the aggregate Purchase Price for the Shares with respect to which the Warrant is being exercised in effect immediately prior to such exercise from the aggregate "fair market value" of such Shares immediately prior to the exercise of the Warrant) by (y) the "fair market value" of one share of Common Stock immediately prior to the exercise of the Warrant. "Fair market value" shall mean (i) if the Company's Common Stock is traded on an exchange or is quoted on the NASDAQ National Market System, the closing sales price reported for the business day immediately preceding the exercise date; (ii) if the Company's Common Stock is not traded on an exchange or on the NASDAQ National Market System but is traded in the over-the-

                                2.

counter market, the mean of the closing bid and asked prices reported for the business day immediately preceding the exercise date; or (iii) if the Company's Common Stock is not publicly traded, then as determined in good faith by the Company's Board of Directors upon a review of relevant factors.

               (c) DELIVERY OF STOCK CERTIFICATES. As soon as practicable, but not exceeding 30 days, after complete or partial exercise or conversion of this Warrant, the Company, at its expense, shall cause to be issued in the name of the Holder (or upon payment by the Holder of any applicable transfer taxes, the Holder's assigns) a certificate or certificates for the number of fully paid and non-assessable Shares to which the Holder shall be entitled upon such exercise or conversion, together with such other stock or securities or property or combination thereof to which the Holder shall be entitled upon such exercise or conversion, determined in accordance with Section 3 hereof.

               (d) RECORD DATE OF TRANSFER OF SHARES. Irrespective of the date of issuance and delivery of certificates for any stock or securities issuable upon the exercise or conversion of this Warrant, each person (including a corporation or partnership) in whose name any such certificate is to be issued shall for all purposes be deemed to have become the holder of record of the stock or other securities represented thereby immediately prior to the close of business on the date on which (i) a duly executed Subscription Form containing notice of exercise or conversion of this Warrant, (ii) payment of the Purchase Price if the Warrant is being exercised pursuant to Section 2(b)(i) hereof, and (iii) the opinion or certificate required by Section 4(a)(iii) of this Warrant is received by the Company.

          3. ADJUSTMENTS. After each adjustment of the Purchase Price pursuant to this Section 3, the number of shares of Common Stock purchasable on the exercise or conversion of the Warrant shall be the number derived by dividing such adjusted pertinent Purchase Price into the original pertinent Purchase Price. The pertinent Purchase Price shall be subject to adjustment as follows:

               (a) In the event, prior to the expiration of the Warrant by exercise or conversion or by its terms, the Company shall issue any shares of its Common Stock as a share dividend or shall subdivide the number of outstanding shares of Common Stock into a greater number of shares, then, in either of such events, the Purchase Price per share of Common Stock purchasable pursuant to the Warrant in effect at the time of such action shall be reduced proportionately and the number of shares purchasable

                                3.

pursuant to the Warrant shall be raised proportionately. Conversely, in the event the Company shall reduce the number of shares of its outstanding Common Stock by combining such shares into a smaller number of shares, then, in such event, the Purchase Price per share purchasable pursuant to the Warrant in effect at the time of such action shall be increased proportionately and the number of shares of Common Stock at that time purchasable pursuant to the Warrant shall be decreased proportionately. Any dividend paid or distributed on the Common Stock in shares of any other class of the Company or securities convertible into shares of Common Stock shall be treated as a dividend paid in Common Stock to the extent that shares of Common Stock are issuable on the conversion thereof.

               (b) In the event the Company, at any time while the Warrant shall remain unexpired and unexercised or unconverted, shall sell all or substantially all of its property, or dissolves, liquidates or winds up its affairs, prompt, proportionate, equitable, lawful and adequate provision shall be made as part of the terms of any such sale, dissolution, liquidation or winding up such that the Holder of this Warrant may thereafter receive, on exercise or conversion thereof, in lieu of each share of Common Stock of the Company which he would have been entitled to receive, the same kind and amount of any share, securities, or assets as may be issuable, distributable or payable on any such sale, dissolution, liquidation or winding up with respect to each share of Common Stock of the Company; provided, however, that in the event of any such sale, dissolution, liquidation or winding up, the right to exercise or convert this Warrant shall terminate on a date fixed by the Company, such date to be not earlier than 5:00 p.m., Pacific Standard Time, on the 30th day next succeeding the date on which notice of such termination of the right to exercise or convert the Warrant has been given by mail to the Holders thereof at such addresses as may appear on the books of the Company.

               (c)  Notwithstanding the provisions of this
Section 3, no adjustment of the Purchase Price shall be made whereby such Price is adjusted in an amount less than $.0001 or until the aggregate of such adjustments shall equal or exceed $.0001.

               (d) In the event, prior to the expiration of the Warrant by exercise or conversion or by its terms, the Company shall determine to take a record of the Holders of its Common Stock for the purpose of determining the shareholders entitled to receive any share, dividend or other right which will cause any change or adjustment in the number, amount, price or nature of the shares of Common Stock or other securities or assets

                                4.

deliverable on exercise or conversion of the Warrant pursuant to the foregoing provisions, the Company shall give to the registered Holder of the Warrant at the address as may appear on the books of the Company at least 15 days' prior written notice to the effect that it intends to take such a record. Such notice shall specify the date as of which such record is to be taken; the purpose for which such record is to be taken; and the number, amount, price and nature of the Shares or other shares, securities or assets which will be deliverable on exercise or conversion of the Warrant after the action for which such record will be taken has been completed. Without limiting the obligation of the Company to provide notice to the registered Holder of the Warrant of any corporate action hereunder, the failure of the Company to give notice shall not invalidate such corporate action of the Company.

               (e) Before taking any action which would cause an adjustment reducing the Purchase Price below the then par value of the shares of Common Stock issuable upon exercise or conversion of the Warrant, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such Common Stock at such adjusted Purchase Price.

               (f) Upon any adjustment of the Purchase Price required to be made pursuant to this Section 3, the Company within 30 days thereafter shall cause to be mailed to each registered Holder of the Warrant written notice of such adjustment setting forth the pertinent Purchase Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

               (g) The Company's Board of Directors may, at its sole discretion, reduce the Purchase Price of the Warrant in effect at any time either for the life of the Warrant or any shorter period of time determined by the Company's Board of Directors. The Company shall promptly notify the Registered Holders of any such reductions in the Purchase Price.

          4.   RESTRICTION ON TRANSFER.

               (a)  The Holder, by its acceptance hereof,
represents, warrants, covenants and agrees that:

                 (i) the Holder has knowledge of the business and affairs of the Company;


                                5.

                (ii)     this Warrant and the Shares issuable
upon the exercise or conversion of this Warrant are being acquired for investment and not with a view to the distribution thereof and that absent an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering the disposition of this Warrant or the Shares issued or issuable upon exercise or conversion of this Warrant, they will not be sold, transferred, assigned, hypothecated or otherwise disposed of without first providing the Company with an opinion of counsel
(which may be counsel for the Company) or other evidence, reasonably acceptable to the Company, to the effect that such sale, transfer, assignment, hypothecation or other disposal will be exempt from the registration and prospectus delivery requirements of the Securities Act and the registration or qualification requirements of any applicable state or foreign securities laws;
and

               (iii)     the Holder consents to the making of a
notation in the Company's record or giving to any transfer agent of the Warrant or the Shares an order to implement such restrictions on transferability described in subparagraph (ii) above.

               (b) This Warrant (and any successor or replacement warrant) shall bear the certificate shown on the front page hereof and the Shares issuable upon the exercise or conversion of this Warrant shall bear the following legend or a legend of similar import; provided, however, that such legend shall be removed or not placed upon the Warrant or the certificate or other instrument representing the Shares, as the case may be, if such legend is no longer necessary to assure compliance with the Securities Act:

THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE IN RELIANCE UPON THE EXEMPTION UNDER THE SECURITIES ACT AND EXEMPTIONS FROM REGISTRATION AVAILABLE UNDER THE APPLICABLE SECURITIES LAWS OF ANY STATE. ACCORDINGLY, SUCH SHARES MAY BE OFFERED AND SOLD ONLY IF REGISTERED AND QUALIFIED PURSUANT TO RELEVANT PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS OR IF AN EXEMPTION FROM SUCH REGISTRATION OR QUALIFICATION IS APPLICABLE.

               (c) This Warrant (and any successor or replacement Warrant) may not be sold, transferred, assigned or hypothecated for a period of one year from the date hereof except to officers or partners of Security Research Associates, Inc.


                                6.

          5. PAYMENT OF TAXES. All Shares issued upon the exercise or conversion of this Warrant shall be validly issued, fully paid and non-assessable and the Company shall pay all taxes and other governmental charges (other than income tax) that may be imposed in respect of the issue or delivery thereof. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for Shares in any name other than that of the Holder surrendered in connection with the purchase of such Shares, and in such case the Company shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the Company's satisfaction that no tax or other charge is due.

          6.   REGISTRATION RIGHTS.

               (a) RIGHT TO JOIN IN REGISTRATION. If at any time prior to the expiration of seven (7) years following the date of this Warrant, the Company proposes to file a Registration Statement under the Securities Act (other than on Form S-4 or Form S-8) seeking registration of any securities of the Company for sale for cash to the public either for its own account or for the account of any holder of securities of the Company, the Company shall promptly notify, in writing, the Holder of its intention to file such Registration Statement and in addition to, and independent of, the rights afforded by subsection (b), will afford the Holder the opportunity to request inclusion in such Registration Statement of all or any part of the Shares issuable upon exercise or conversion of the Warrant. If the Holder desires to join in such Registration Statement, it shall, within twenty (20) days after the date of mailing such notice by the Company, notify the Company, in writing, of the number of Shares it desires to include in any such Registration Statement. The Company shall cause to be registered under the Securities Act all of the Shares that the Holder has requested to be registered.

          If the Holder requests inclusion of any Shares in such Registration Statement and if such public offering is to be underwritten, the Company will request the underwriters of the offering to purchase and sell such Shares. The right of the Holder to registration pursuant to this subsection shall be conditioned upon the Holder's participation in such underwriting and the inclusion of Shares in the underwriting unless otherwise agreed to by the Company. If the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the Company shall so advise the Holder and the other persons distributing their securities through such underwriting, and



                                7.

                    (i)  Common Stock held (or issuable upon
conversion or exercise of securities held) by any person who does not have contractual rights of registration shall first be excluded; and

                    (ii)  if such exclusion is not sufficient,
Common Stock held (or issuable upon conversion or exercise of securities held) by any person other than the Holder and Shares held by the Holder shall be excluded to the extent required to permit the number of shares of Common Stock held by such other persons that may be included in the registration and underwriting to be allocated among the Holder and such other persons in proportion, as nearly as practicable, to the number of Shares held by the Holder and shares of Common Stock held (or issuable upon conversion or exercise of securities held) by such other persons at the time of filing the Registration Statement.

               (b) FORM S-3 REGISTRATION. In case the Company shall receive, at any time prior to the expiration of five (5) years following the date of this Warrant, from the Holder a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Shares, the Company will:

                    (i)  as soon as practicable, effect such
registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's Shares as are specified in such request; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section: (i) if Form S-3 is not available for such offering by the Holder; (ii) if the Company shall furnish to the Holder a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be detrimental to the Company and its shareholders for such Form S-3 Registration to be effective at such time, in which event the Company shall have the right to defer the filling of the Form S-3 Registration Statement for a period of not more than 120 days after receipt of the request of the Holder under this Section; provided, however, that the Company shall not utilize this right more than once in any twelve month period; or (iii) if the Company has, within the twelve
(12) month period preceding the date of such request, already effected one registration on Form S-3 for the Holder pursuant to this Section.

                    (ii)  Subject to the foregoing, the Company
shall file a registration statement covering the Shares and other

                                8.

securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holder.

               (c) INDEMNIFICATION. In the event any Shares are included in a registration statement under this Section:

                    (i)  To the extent permitted by law, the
Company will indemnify and hold harmless the Holder, any underwriter (as defined in the Act) for the Holder and each person, if any, who controls the Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act or the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Act or the Exchange Act or any state securities law; and the Company will pay to the Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by one law firm retained by them (or such additional law firms retained by the Holder if such Holder reasonably believes there exists a conflict of interest among them) in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection shall not apply to amounts paid in settlement of any such loss, claims, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

                    (ii)  To the extent permitted by law, each
selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the

                                9.

Company within the meaning of the Securities Act, any underwriter, any other investor selling securities in such registration statement and any controlling person of any such underwriter or other investor, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject under the Securities Act or the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by the Holder expressly for use in connection with such registration; and each Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection, in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection exceed the net proceeds from the offering received by the Holder.

                    (iii) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party provide a written notice of the commencement thereof to the indemnifying party and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that any indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding.
The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability

                                10.

that it may have to any indemnified party otherwise than under this Section.

                    (iv)  The obligations of the Company and the
Holder under this Section shall survive the completion of any offering of Shares in a registration statement under this Section, and otherwise.

               (d) EXPENSES. The Company shall bear all expenses incurred in connection with all registrations of the Shares effected pursuant to Section 6(a) hereof and in connection with one registration effected pursuant to Section 6(b) hereof, in each case excluding any underwriting discounts or commissions.

          7. RESERVATION OF COMMON STOCK. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the exercise or conversion of this Warrant, such number of shares of Common Stock as shall be issuable upon the exercise or conversion hereof. The Company covenants and agrees that, upon exercise or conversion of this Warrant and payment of the Purchase Price thereof pursuant to Section 2(b)(i) hereof, all Shares of Common Stock issuable upon such exercise or conversion shall be duly and validly issued, fully paid and non-assessable.

          8. NOTICES. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent or to receive notice as a shareholder in respect of any meetings of shareholders for the election of directors or any other matter or as having any right whatsoever as a shareholder of the Company. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered or mailed by registered or certified mail, postage prepaid, return receipt requested:

               (a) if to the Holder, to the address of such Holder as shown on the books of the Company; or

               (b) if to the Company, to its principal executive office.

          9. REPLACEMENT OF WARRANT. Upon receipt of evidence reasonably satisfactory to the Company of the ownership of and the loss, theft, destruction or mutilation of this Warrant and (in case of loss, theft or destruction) upon delivery of an indemnity agreement in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and

                                11.

cancellation of the mutilated Warrant, the Company will execute and deliver, in lieu thereof, a new Warrant of like tenor.

          10. SUCCESSORS. All the covenants, agreements, representations and warranties contained in this Warrant shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, distributees, successors and assigns.

          11. CHANGE; WAIVER. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

          12. HEADINGS. The section headings in this Warrant are inserted for purposes of convenience only and shall have no substantive effect.

          13. LAW GOVERNING. This Warrant shall for all purposes be construed and enforced in accordance with, and governed by, the internal laws of the State of California, without giving effect to principles of conflict of laws.

          IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer and this Warrant to be dated as of the date first above written.


                                   SEEQ TECHNOLOGY INCORPORATED



                                   By: _________________________
                                        Name:
                                        Title:


ACCEPTED AND AGREED:

_________________________________
Brian G. Swift

                                12.

                         SUBSCRIPTION FORM

             (To be Executed by the Registered Holder if it Desires to Exercise or Convert the Warrant)


To SEEQ Technology Incorporated:

          The undersigned hereby irrevocably elects to exercise the right to purchase ___________ of the Shares covered by this Warrant according to the conditions hereof and herewith makes payment of the Purchase Price in full if the undersigned is exercising the Warrant in accordance with Section 2(b)(i) of the Warrant.

          The undersigned requests that certificates for such Shares be issued in the name of:

                                      PLEASE INSERT SOCIAL SECURITY
                                      OR TAX IDENTIFICATION NUMBER:


_________________________________________________________________
(Please print name and address)

_________________________________________________________________

_________________________________________________________________


Dated:  ________________  Signature:  ___________________________

NOTICE:   The above signature must correspond with the name as
written within the Warrant in every particular, without alteration or enlargement or any change whatsoever, and if the certificate representing the Shares is to be registered in a name other than that in which the Warrant is registered, the signature of the Holder hereof must be guaranteed.

Signature Guaranteed:  __________________________________________


SIGNATURE MUST BE GUARANTEED BY A COMMERCIAL BANK OR MEMBER FIRM OF ONE OF THE FOLLOWING STOCK EXCHANGES: NEW YORK STOCK EXCHANGE,
PACIFIC COAST STOCK EXCHANGE, AMERICAN STOCK EXCHANGE, OR MIDWEST
STOCK EXCHANGE.

                                13.